REA Project Designation:


                         Tennessee 521-U8 DeKalb



                             TELEPHONE LOAN
                           CONTRACT AMENDMENT

                        Dated as of July 29, 1988

                                between

                      DEKALB TELEPHONE COOPERATIVE

                                  and

                        UNITED STATES OF AMERICA



No.    1
   -----


              AGREEMENT, made as of July 29, 1988, between DeKalb Telephone Cooperative (hereinafter called the "Borrower"), a corporation existing under the laws of the State of Tennessee, and UNITED STATES OF AMERICA (hereinafter called the "Government"), acting through the Administrator of the Rural Electrification Administration (hereinafter called the "Administrator").

       WHEREAS, the Government and the Borrower have heretofore entered into a telephone loan contract, amending telephone loan contract, consolidating telephone loan contract, or consolidating and amending telephone loan contract, dated as of October 15, 1951, (such agreement, as it may have been amended by agreements between the Borrower and the Government, being hereinafter called the "Loan Contract"); and

       WHEREAS, it is intended by this agreement to amend the Loan Contract by increasing the amount of the loan therein provided for through a loan from the Government to the Borrower of not to exceed $15,559,000 (hereinafter called the "Loan Increase"), and in certain other respects;

       NOW, THEREFORE, for and in consideration of the mutual agreements herein contained, the Borrower and the Government agree as follows:

       SECTION 1. The definition of "Project" in the Loan Contract is amended by changing to 13,573 the number of subscribers to be served thereby (aside from those served by the "Existing Facilities", if any, as defined in the Loan Contract).

       SECTION 2. Section 1.1 of the Loan Contract is amended by (a) increasing the maximum amount which the Government shall lend and the Borrower shall borrow, by the amount of the Loan Increase, and (b) adding the following to the counties listed in said section:


                       NONE.


       SECTION 3. The provisions set forth in Exhibit I hereto, pages I-1 through I- 5, and by this reference made a part hereof, shall amend and supersede all provisions of the Loan Contract inconsistent herewith. If the Loan Contract does not include "System" as a defined term, any reference to "System" in this agreement, including Exhibit I, shall be read as "Project". If the Loan Contract does not include "Project" as a defined tern, any reference to "Project" as a defined term, any reference to "Project" in this agreement, including Exhibit I, shall be read as "System".




       SECTION 4 (A). Notwithstanding anything contained in this agreement or the Loan Contract, the Government shall be under no obligation to advance to the Borrower any portion of the Loan Increase unless and until the following conditions, in addition to all other conditions of the Loan Contract and this agreement which are precedent to the advance of loan funds, shall have been satisfied:

              (1) The Borrower shall have delivered to the Administrator, in form and substance satisfactory to him, evidence that neither the Flood Protection Act of 1973 (the "Flood Act"), nor any rule, regulation or order issued to implement the Flood Act, restricts financial assistance.

              (2) The Borrower shall have delivered to the Administrator, in form and substance satisfactory to him, evidence that all necessary local, state and Federal approvals including a construction permit and operating license from the Federal Communications Commission have been obtained and that an agreement between the Borrower and the connecting company has been obtained in connection with the construction of microwave toll facilities to meet the carrier in Nashville.


       SECTION 4 (B). The first advance of funds on account of the Loan Increase shall be limited to:

       (1) an amount to be approved by the Administrator for the cost of pre-loan engineering services; and

       (2) an amount then owing for interim construction pursuant to REA letter dated December 28, 1987, as approved by REA.


Thereafter, the Government shall be under no obligation to make any further advances on account of the Loan Increase until the Borrower shall have submitted evidence, in form and substance satisfactory to the Administrator, that all indebtedness incurred for the interim construction referred to above in this subsection shall have been paid in full and all liens, if any, connected therewith shall have been duly discharged of record.

       SECTION 5. The following provision, which is hereby made a part of the Loan Contract, shall amend and supersede all provisions of the Loan Contract, as amended by this agreement, inconsistent therewith:

              Tariff. The Borrower shall, as soon as possible after completing the construction of any major portion of those facilities financed by the Loan Increase provided for in this agreement, or sooner if requested by the Administrator, (a) seek and use its diligent best efforts to obtain all necessary regulatory body approvals for a tariff which (1) will provide for such grades of service as the Administrator may approve, (2) does not include mileage or zone charges on the lowest grade of service provided in any exchange, and (3) is designed to produce revenues sufficient to meet all necessary expenditures, including all interest and principal payments under the Notes, and (b) to place such tariff into effect as soon as permitted by applicable laws and regulations.


       SECTION 6. The following provision is hereby made a part of the Loan Contract, as amended by this agreement:

              Historic Preservation. The Borrower shall not, without approval in writing by the Administrator, use any portion of the Loan Increase to construct any facilities which will involve any district, site, building, structure, or object which is included in the National Register of Historic Places, maintained by the Secretary of the Interior pursuant to the Historic Sites Act of 1935 and the National Historic Preservation Act.


       SECTION 7. The following provision is hereby made a part of the Loan Contract, as amended by this agreement:

              Electronic Funds Transfer. Except as otherwise prescribed by the Administrator, the Borrower shall make payments of all principal of and interest on all notes issued by the Borrower pursuant to the Loan Contract, as amended by this agreement and any subsequent amendment, which payments, in the aggregate, exceed $10,000, by Electronic Funds Transfer (EFT) utilizing the Treasury Financial Communications System/Federal Reserve Communications System through the United States Department of the Treasury account (021030004) at the Federal Reserve Bank of New York, all in the manner prescribed by REA Bulletin 20-9; 320-12.

       SECTION 8. Notes. The debt created by the Loan Increase shall be evidenced by additional notes to be executed by the Borrower pursuant to the Loan Contract, as amended hereby, which shall bear interest at the rate of five (5.0) per centum per annum.


       SECTION 9. Counterparts. This agreement may be simultaneously executed and delivered in two or more counterparts, each of which so executed and delivered shall be deemed to be an original, and all shall constitute but one and the same instrument.


       IN WITNESS WHEREOF the Borrower has caused this agreement to be signed in its corporate name and its corporate seal to be hereunto affixed and attested by its officers thereunto duly authorized, and the Government has caused this agreement to be duly executed all as of the day and year first above written.


                                       DEKALB TELEPHONE COOPERATIVE


(Seal)                                 by  /s/ Roy N. Pugh

                                           President

Attest: /s/ David L. Parker

        Secretary


                                        UNITED STATES OF AMERICA

                                        by /s/ Jack Van Mark

                                               Acting
                                           Administrator
                                                 of
                                Rural Electrification Administration

                              EXHIBIT I

       1.     Definition.
              ----------
       Each term defined in the Loan Contract and in the agreement ("Underlying Agreement") of which this Exhibit is a part shall have the same meaning when used in this Exhibit I. As used in this Exhibit I, "this Agreement" shall mean the Underlying Agreement together with this Exhibit I.

       2.     Interest on Notes.
              -----------------
       The Notes with respect to any portion of the Loan shall bear interest at the rate specified in the loan agreement relating thereto, and shall otherwise be in form and substance satisfactory to the Administrator.

       3.     Prerequisites to Advances.
              -------------------------
       The Government shall be under no obligation to advance funds from time to time on account of the Loan, unless and until the Borrower shall have
(a) complied with the provisions of section 2.1 of the Loan Contract (or such other section thereof as is headed "Prerequisites to Advances"), and (b) delivered to the Administrator, in form and substance satisfactory to him, evidence that the Borrower has duly adopted a tariff which (1) will provide for such grades of service as the Administrator may approve, (2) does not include mileage or zone charges for the lowest grade of service provided in each central office area and (3) is designed to produce revenues sufficient to meet all necessary expenditures, including all interest and principal payments under the Notes.

       4.     Special Construction Account.
              ----------------------------
       The Borrower shall promptly deposit all moneys advanced to it by the Government hereunder in a special construction account (hereinafter called "Special Construction Account") in a bank or banks, which shall meet the requirements specified in section 4.3 of the Loan Contract (or such other section thereof as is headed "Deposit of Funds"), and shall hold such moneys in trust for the Government until disbursed. Any Special Construction Account shall be designated by the corporate name of the Borrower, followed by the words "Trustee, REA Construction Fund Account." All loan funds in any Special Construction Account shall be used solely for the purposes specified in section 1.1 of the Loan Contract, as amended by this Agreement and any subsequent amendment. If the Borrower is required to obtain equity funds by the terms of the Loan Contract, as amended by this Agreement or any subsequent amendment, the Borrower shall also deposit all such equity funds in the Special Construction Account on the same terms and conditions and for the same purposes as funds advanced on account of the Loan Equity funds may be withdrawn from the Special Construction Account only upon approval by the Administrator of requisitions therefor submitted by the Borrower in accordance with the requirements applicable to the requisitioning of loan funds, as set forth in section 2.2 of the Loan Contract (or such other section thereof as is headed "Requisitions") except that to the extent equity funds (if required to be obtained) are expressly required to be used for other purposes under the Loan Contract, as amended by this Agreement and any subsequent amendment, they shall be used for such other purposes. Until the aggregate amount of withdrawals from the Special Construction Account shall equal or exceed the amount of the equity funds, they shall be deemed to have been made from equity funds and not from funds advanced by the Government to the Borrower. The Borrower shall expend such advance on account of the Loan or equity funds if any, only for such of the purposes specified in the statement of purposes accompanying the requisition for such advance or equity funds, if any, as shall have been approved by the Administrator.

       5.     Particular Covenants.
              --------------------
       (A) Submission of Contracts with Third Parties. The Borrower shall submit, when requested by the Administrator and subject to the Administrator's approval:

              (1) a contract or contracts for the joint use of facilities of other companies, as may be necessary for the construction or proper operation of the System;

              (2) a contract or contracts for the purchase, lease, or other acquisition of land for use in connection with the construction or operation of the System; and

              (3) a contract or contracts for extended area service to be provided by or for other companies, as may be necessary for proper operation of the System.

       (B) Evidence of Tariff. The Borrower shall deliver, when requested by, and in form and substance satisfactory to, the Administrator, evidence that the Borrower has in effect a tariff which will provide for such grades of service as the Administrator may approve and which does not include mileage or zone charges for the lowest grade of service provided in each central office area.

       (C) Easements and Permits - Equity Funds. If the Borrower is required to obtain equity funds by the terms of the Loan Contract, as amended by this Agreement or any subsequent amendment, none of such funds shall be used by the Borrower to pay for easements obtained from land owners, or for releases of lien affecting easements.

       (D) Area Coverage. The Borrower shall furnish adequate telephone service to the widest practicable number of rural users in the Borrower's telephone service area, as such area is shown on the map which is a part of the Borrower's application for the Loan, and which map, as revised by agreement between the Borrower and the Administrator, is incorporated herein by reference thereto. In the performance of this obligation, the Borrower shall (except to the extent that the Administrator, upon request of the Borrower, may in writing authorize deviations therefrom):

              (1) furnish service to all applicants for service included in the Project, without payment by such applicants of any extra charge as a contribution to the cost of construction of facilities to provide such service; and

              (2) take all action that may be required to enable it to extend service, with the use of such funds as may from time to time be available to it, either from surplus earnings, increased equity capital, additional loans made by lenders other than the Government, or otherwise as the Borrower may elect, and without payment to the Borrower of any extra charge as a contribution to construction of facilities to provide such service, to every other unserved rural applicant for service in its telephone service area if the cost of constructing the required line extension for such applicant will not exceed seven times the estimated annual local service revenues from such applicant. Such service shall be furnished pursuant to terms and conditions set forth in the Borrower's tariff, as duly filed with or approved by regulatory bodies having jurisdiction in the premises, or in the absence of any such regulatory body, as adopted by the Borrower; provided that the Borrower shall not file with or submit for approval of appropriate regulatory bodies or adopt any proposed tariff, or continue in effect any existing tariff not required to be continued by any regulatory body, unless under such tariff the Borrower will be obligated to serve unserved rural applicants as provided herein.

       (E) Equal Opportunity Clause. The Borrower hereby agrees that it will incorporate or cause to be incorporated into any contract for construction work, or modification thereof, as defined in Executive Order 11246 or in the rules and regulations of the Secretary of Labor, which is paid for in whole or in part with funds obtained from the Federal Government or borrowed on the credit of the Federal Government pursuant to a grant, contract, loan, insurance or guarantee, or undertakes pursuant to any Federal program involving such grant, contract, loan, insurance or guarantee, the following equal opportunity clause:

       During the performance of this contract, the contractor agrees as follows:

       (1) The contractor will not discriminate against any employee or applicant for employment because of race, color, religion, sex or national origin. The contractor will take affirmative action to ensure that applicants are employed, and that employees are treated during employment without regard to their race, color, religion, sex or national origin. Such action shall include, but not be limited to the following: employment, upgrading, demotion or transfer; rates of pay or other forms of compensation; and selection for training, including apprenticeship. The contractor agrees to post in conspicuous placed, available to employees and applicants for employment, notices to be provided setting forth the provisions of this nondiscrimination clause.

       (2) The contractor will, in all solicitations or advertisements for employees place by or on behalf of the contractor, state that all qualified applicants will receive consideration for employment without regard to race, color, religion, sex or national origin.

       (3) The contractor will send to each labor union or representative of workers with which he has a collective bargaining agreement or other contract or understanding, a notice to be provided advising the said labor union or workers' representative of the contractor's commitments under this section, and shall post copies of the notice in conspicuous placed available to employees and applicants for employment.

       (4) The contractor will comply with all provisions of Executive Order 11246 of September 24, 1965, and of the rules, regulations and relevant orders of the Secretary of Labor.

       (5) The contractor will furnish all information and reports required by Executive Order 11246 of September 24, 1965, and by the rules, regulations and orders of the Secretary of Labor, or pursuant thereto, and will permit access to his books, records and accounts by the administering agency and the Secretary of Labor for purposes of investigation to ascertain compliance with such rules, regulations and orders.

       (6) In the event of the contractor's noncompliance with the nondiscrimination clauses of this contract or with any of the said rules, regulations or orders, this contract may be cancelled, terminated or suspended in whole or in part and the contractor may be declared ineligible for further Government contracts of federally assisted construction contracts in accordance with procedures authorized in Executive Order 11246 or September 24, 1965, and such other sanctions may be imposed and remedies invoked as provided in the said Executive Order or by rule, regulation or order of the Secretary of Labor, or as otherwise provided by law.

       (7) The Contractor will include the provisions of paragraphs (1) through (7) in every subcontract or purchase order unless exempted by rules, regulations or orders of the Secretary of Labor issued pursuant to section 204 of Executive Order 11246 of September 24, 1965, so that such provisions will be binding upon each subcontractor or vendor. The contractor will take such action with respect to any subcontract or purchase order as the administering agency may direct as a means of enforcing such provisions, including sanctions for noncompliance: Provided, however, that in the event a contractor becomes involved in, or is threatened with, litigation with a subcontractor or vendor as a result of such direction by the agency, the contractor may request the United States to enter into such litigation to protect the interests of the United States.

       The Borrower further agrees that it will be bound by the above equal opportunity clause in any federally assisted construction work which it performs itself other than through the permanent work force directly employed by an agency of government.

       The Borrower agrees that it will cooperate actively with the administering agency and the Secretary of Labor in obtaining the compliance of contractors and subcontractors with the equal opportunity clause and the rules, regulations and relevant orders of the Secretary of Labor, that it will furnish the administering agency and the Secretary of Labor such information as they may require for the supervision of such compliance, and that it will otherwise assist the administering agency in the discharge of the agency's primary responsibility for securing compliance. The Borrower further agrees that it will refrain from entering into any contract or contract modification subject to Executive Order 11246 with a contractor debarred from, or who has not demonstrated eligibility for, Government contracts and federally assisted construction contracts pursuant to Part II, Subpart D of Executive Order 11246 and will carry out such sanctions and penalties for violation of the equal opportunity clause as may be imposed upon contractors and subcontractors by the administering agency or the Secretary of Labor pursuant to Part II, Subpart D or Executive Order 11246. In addition, the Borrower agrees that if it fails or refuses to comply with these undertakings the administering agency may cancel, terminate or suspend in whole or in part this contract, may refrain from extending any further assistance under any of its programs subject to Executive Order 11246 until satisfactory assurance of future compliance has been received from such Borrower, or may refer the case to the Department of Justice for appropriate legal proceedings.

       (F) Environment. The Borrower shall, with respect to all facilities which may be part of the System, comply with applicable water and air pollution control standards and other environmental requirements imposed by federal or state statutes or regulations.

       (G) Historic Preservation. The Borrower shall not, without approval in writing by the Administrator, use any portion of the Loan to construct any facilities which will involve any district, site, building, structure or object which is included in the National Register of Historic Places, maintained by the Secretary of the Interior pursuant to the Historic Sites Act of 1935 and the National Historic Preservation Act.

       (H)    Deletion of Provisions Relating to the Level of General
Funds. If the Loan Contract contains provisions in section 2.8, or elsewhere, relating to the level of the Borrower's general funds, such provisions are deleted.

       (I) Deletion of Provisions Relating to Construction Schedules. If the Loan Contract contains provisions in section 2.9, or elsewhere, relating to the Borrower's construction schedules, such provisions are deleted.

       (J) Electronic Funds Transfer. Except as otherwise prescribed by the Administrator, the Borrower shall make payments of all principal of and interest on all notes issued by the Borrower pursuant to the Loan Contract, as amended by this agreement and any subsequent amendment, which payments, in the aggregate, exceed $10,000, by Electronic Funds Transfer utilizing the Treasury Financial Communications System/Federal Reserve Communications System through the United States Department of the Treasury account (021030004) at the Federal Reserve Bank of New York, all in the manner prescribed by REA Bulletin 20-9; 320-12.

       6.  Countersignature.
           ----------------
       Subject to the provisions of paragraph 7 of this Exhibit I and section 5.2(c) of the Loan Contract (or subsection (c) of such other section of the Loan Contract as is headed "Remedies upon Default"), moneys in any Special Construction Account my be withdrawn only upon checks, drafts or orders signed on behalf of the Borrower and countersigned by an executive officer thereof.

       7.     Supervisor:  Appointment and Powers.
              -----------------------------------
       If the construction of the Project or any section or sections thereof, shall not proceed in accordance with the terms of the Loan Contract, as amended by this Agreement or any subsequent amendment to the Loan Contract, or if default shall be made in the payment of any installment of or on account of interest on or principal of any Note when and as the same shall be required to be made and such default shall continue for thirty (30) days, the Administrator may appoint a supervisor (hereinafter called the "Supervisor") for the System, or such section or sections thereof as the Administrator shall designate, as the representative of the Government and notify the Borrower of such appointment and the duration thereof. The Supervisor shall take such steps as he deems necessary to assure construction or operation of the Project in accordance with the terms hereof, or such portion or portions thereof as may be designated by the Administrator, or to assure performance of any other obligations of the Borrower pursuant to the provisions of the Loan Contract, as amended by this Agreement and any subsequent amendment, or of the Notes, and shall have power to operate the System and other property of the Borrower necessary to the operation of the System, and do all things reasonably incident to the exercise of the powers herein granted, including, without limitation, directing the conservation of any funds of the Borrower, the collection of all debts due it, the payment of all expenses of the Borrower from any of its funds, the termination of the employment of such employees of the Borrower as he shall determine upon and the employment of such persons, on such terms and conditions as he my designate, as he shall deem necessary to assist him in carrying out his functions. The salaries, fees, disbursements and the expenses of the Supervisor and of any employee appointed by him shall be paid by the Borrower; provided, however, that the salaries, fees, disbursements and expenses of any Supervisor who shall be an employee of the Government, and of any assistants who shall be employees of the Government, shall not be payable by the Borrower unless and to the extent that the Administrator, upon written notification to the Borrower, shall so require. So long as the appointment of the Supervisor shall be in effect, all checks, drafts, and orders drawn on any bank account maintained by the Borrower shall be countersigned by the Supervisor, except that, if the proper officers or employees of the Borrower shall refuse to sign any such check, draft or order, the Supervisor shall have full power and authority to sign such check, draft or order for the Borrower without the requirement of any other signature thereon, if such check, draft or order is required to carry out the obligations of the Borrower hereunder. The Borrower hereby constitutes the Administrator its agent for the purpose of notifying any bank in which any account of the Borrower shall be maintained of the appointment of a Supervisor and of the provisions hereunder with respect thereto, and agrees that such notice shall include a direction to any such bank with respect to the signing or countersigning of the checks, drafts or orders drawn on any such account as in this section provided. The Borrower shall comply with all reasonable instruction of the Supervisor incident to carrying out the obligations of the Borrower hereunder or the performance of the functions of the Supervisor.